================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934


                                    LBP, INC.

       Date of Report (Date of earliest event reported): December 22, 1998

          Delaware                        0-24094                13-3764375
(State or other jurisdiction of    (Commission file No.)     (I.R.S. Employer
incorporation or organization)                            Identification Number)


                  200 Mamaroneck Avenue, White Plains, NY 10601
               (Address of principal executive offices) (Zip Code)


        Registrant's Telephone Number including Area Code: (914) 421-2545


                                      -----
          (Former name or former address, if changed since last report)


================================================================================

ITEM 2. Acquisition or Disposition of Assets.

      On December 22, 1998, Registrant's wholly-owned subsidiary, Prime Acquisition Corp. ("Prime"), acquired 800,000 shares of 10.5% Convertible Preferred Stock, with a liquidation preference of $25 per share, of Impac Mortgage Holdings, Inc. (Amex: IMH), a real estate investment trust. The shares are convertible into Common Stock at $4.95 per share, or an aggregate of 4,040,000 shares representing 13.2 percent of IMH. The conversion price may be reduced if, among other things, certain earning levels are not attained by IMH through June 30, 1999. In addition, Prime is entitled to receive as a dividend each quarter, the higher of 10.5% or the amount paid as dividends to common stockholders of IMH. Funds used for the acquisition of such convertible preferred stock were obtained from cash and liquid investments held in escrow pursuant to the sale of assets by Prime in May 1998. The shares of the Convertible Preferred Stock will be maintained in escrow.

      This investment was made in order to enhance stockholder value while efforts to acquire an operating company continue. In that regard, the Board of Directors of LBP reaffirmed previously adopted resolutions regarding its intent to be engaged in a business other than that of investing, reinvesting or trading in securities, as soon as it is reasonably possible.

      Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LBP, INC.
                                       (Registrant)



                                       By:/s/ Leigh J. Abrams
                                          -------------------------------------
                                          Leigh J. Abrams
                                          President and Chief Executive Officer


Dated: December 28, 1998

                                       (2)